RANGER INDUSTRIES, INC.
                       (formerly Coleco Industries, Inc.)

                                                                      Exhibit 11



                        COMPUTATION OF EARNINGS PER SHARE

              for the nine months ended September 30, 1997 and 1996
                                   (Unaudited)

                                     -------


                                               1997                 1996
                                               ----                 ----

Primary:

   Net loss                                 $   333,512        $    (95,851)

   Average common shares outstanding          4,000,000           4,000,000

   Primary loss per share                   $       .08        $       (.02)


Fully diluted:

   Net loss                                 $   333,512        $    (95,851)

   Average common shares outstanding          4,000,000            4,000,000

   Fully-diluted loss per share             $       .08        $       (.02)










                                                                         Page 19

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                             RANGER INDUSTRIES, INC.
                       (formerly Coleco Industries, Inc.)

                                                           Exhibit 11, Continued


                        COMPUTATION OF EARNINGS PER SHARE

             for the three months ended September 30, 1997 and 1996
                                   (Unaudited)

                                     -------


                                            1997                 1996
                                            ----                 ----

Primary:

   Net loss                              $   499,730       $     (50,127)

   Average common shares outstanding       4,000,000           4,000,000

   Primary loss per share                $       .12       $        (.01)





Fully diluted:

   Net loss                              $   499,730       $     (50,127)

   Average common shares outstanding       4,000,000           4,000,000

   Primary loss per share                $       .12       $        (.01)










                                                                         Page 20

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